PERSHING SQUARE CAPITAL MANAGEMENT, L.P.	888 Seventh Avenue, 42nd Floor New York, NY 10019 P: 212-813-3700 F: 212-286-1133
March 8, 2016

Valeant Pharmaceuticals International, Inc.
2150 St. Elzéar Blvd. West
Laval, Quebec
Canada, H7L 4A8
Attention: J. Michael Pearson

Dear Mr. Pearson:

I am delighted to join the Valeant Pharmaceuticals International, Inc. ("Valeant") board, and I look forward to making a contribution to the company.

This letter, intended solely for the benefit of Valeant, contains a series of undertakings by myself, my firm and the investment funds that we advise (collectively, "Pershing Square" or "we"). The undertakings in the following two paragraphs of this letter will be effective so long as the confidential information shared with me as a Valeant director or shared with Pershing Square (by me or by Valeant) remains non-public, and the undertakings in the penultimate paragraph of this letter will be effective while I am a Valeant director. All such undertakings are intended to be legally binding on Pershing Square and to address various issues that we have discussed.

We are sensitive to Valeant's concerns regarding confidentiality and other regulatory issues, and feel that it would be appropriate to restrict ourselves as set forth in this letter in order to address those considerations. To that end, I hereby undertake, consistent with my fiduciary duties and confidentiality obligations as a Valeant director, to refrain from communicating to anyone (whether to any company in which we have an investment or otherwise) confidential information I learn in my capacity as a director of Valeant; provided that I may communicate such information to members of my firm, Pershing Square, Cadwalader, Wickersham & Taft LLP and our other outside advisors, in each case, who need to know such information for the purpose of advising Pershing Square on its investment in Valeant; provided, further, that Pershing Square shall be (and shall cause such persons to be) bound by the same confidentiality restrictions that are otherwise applicable to me.

In addition, this letter memorializes that, except as required by applicable law pursuant to the next sentence, all of Pershing Square's personnel have agreed to maintain the confidentiality of Valeant's nonpublic information they obtain directly from Valeant or through my service on the Valeant board. In the event that a recipient of such information is required by any court,

Valeant Pharmaceuticals International, Inc.
March 8, 2016

governmental or regulatory authority, or by legal process to disclose any such information, Pershing Square shall promptly notify Valeant of such requirement and cooperate with Valeant in its efforts to limit any such disclosure prior thereto; provided, that if disclosure is nonetheless legally required, the recipient may disclose such portion of the information as counsel has advised is legally required or advisable to be produced. Pershing Square (i) acknowledges that applicable United States and Canadian securities laws prohibit any person who has material nonpublic information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and (ii) agrees to comply with (and to cause Pershing Square personnel to comply with) the United States and Canadian securities laws in respect of communicating any such information and refraining from trading in Valeant securities while in possession of such information in violation of such securities laws.

Furthermore, we agree that, in connection with my service on the Valeant board, I will comply with the policies (as applied to me on a reasonable and good faith basis) applicable generally to directors of Valeant as currently in effect (together with changes to such policies imposed on a reasonable and good faith basis), and except as otherwise agreed between Pershing Square and Valeant, Pershing Square and its controlled affiliates will not engage in the purchase or sale of Valeant securities during Valeant blackout periods under the restriction calendar currently in effect, together with changes to such calendar or unscheduled blackout periods (in either case imposed on a reasonable and good faith basis). Valeant shall not be responsible for compliance by Pershing Square or me with the securities laws, including regulations relating to insider trading.

I look forward to working together with you and the board.

Very truly yours,

Stephen Fraidin

/s/ Stephen Fraidin

Valeant Pharmaceuticals International, Inc.
March 8, 2016

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

/s/ William A. Ackman
William A. Ackman, Managing Member
PS Management GP, LLC, General Partner

AGREED:

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ J. Michael Pearson
	Name:	J. Michael Pearson
	Title:	Chief Executive Officer